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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-6397) and the related Prospectus of UroHealth Systems, Inc. for the registration of 9,577,661 shares of its common stock and to the incorporation by reference therein of our report dated August 8, 1996, except Note K, as to which the date is August 14, 1996, with respect to the supplemental consolidated financial statements of Richard-Allen Medical Industries, Inc. included in its Form 8-K/A, dated July 1, 1996, as amended, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP
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                                                ERNST & YOUNG LLP


Kalamazoo, Michigan


April 9, 1997